Exhibit (c)(10)

Confidential Project Pelican Update for Special Committee Regarding Our Call with Pelican Management Real Estate Investment Banking March 13, 2017 KeyBanc Capital Markets

KeyCorp & KeyBanc Capital Markets KeyBanc Capital Markets is a trade name under which the corporate and investment banking products and services of KeyCorp and its subsidiaries, KeyBanc Capital Markets Inc., Member NYSE/FINRA/SIPC, and KeyBank National Association (“KeyBank N.A.”), are marketed. Securities products and services are offered by KeyBanc Capital Markets Inc. and by its licensed securities representatives. Banking products and services are offered by KeyBank N.A. A number of our corporate and institutional team members are employed by both KeyBanc Capital Markets Inc. and KeyBank N.A. These “dual employees” are licensed securities representatives of KeyBanc Capital Markets Inc., and they are there to better serve your needs, by making available both securities and banking products and services. Further, in connection with our effort to deliver a comprehensive array of banking and securities products and services to you in a seamless manner, from time to time KeyBank N.A. and KeyBanc Capital Markets Inc. will share with each other certain non-public information that you provide to us. Of course, as always, this information will not be shared or otherwise disclosed outside of the KeyCorp organization without your express permission. Please also be assured that, as with other banks and broker-dealers, KeyBank N.A. and KeyBanc Capital Markets Inc. adhere to established internal procedures to safeguard your corporate information from areas within our organization that trade in or advise clients with respect to the purchase and sale of securities. THE OBLIGATIONS OF KEYBANC CAPITAL MARKETS INC. ARE NOT OBLIGATIONS OF KEYBANK N.A. OR ANY OF ITS AFFILIATE BANKS, AND NONE OF KEYCORP’S BANKS ARE RESPONSIBLE FOR, OR GUARANTEE, THE SECURITIES OR SECURITIES -RELATED PRODUCTS OR SERVICES SOLD, OFFERED OR RECOMMENDED BY KEYBANC CAPITAL MARKETS INC. OR ITS EMPLOYEES. SECURITIES AND OTHER INVESTMENT PRODUCTS SOLD, OFFERED OR RECOMMENDED BY KEYBANC CAPITAL MARKETS INC., IF ANY, ARE NOT BANK DEPOSITS OR OBLIGATIONS AND ARE NOT INSURED BY THE FDIC. KeyBanc Capital Markets 2

Executive Summary KeyBanc and Leslie Michelson participated in a call with Todd Jensen, President of Pelican’s Advisor, and various asset managers on March 10 The focus of discussion was clarity on upcoming lease expirations at certain MOB assets as well as in-place rents versus market rents The assets we discussed included two class A MOB assets (Beaumont and Madison), five class B+ / B MOB assets (Rockwall, MetroHealth, Phillips, Greenfield, and Lee Memorial), and one seniors housing asset (Arcadian) Conclusion: Assets seem to be performing well and the leasing conversations to date are positive; in-place rents are generally market – One exception is Beaumont where the tenant is negotiating a new long-term lease with lower than in-place rents. NOI adjustment is approximately $140K less KeyBanc Capital Markets 3

Valuation Update

- Spoke with SunTrust and they will not transact with us at $104.5 million. However, they continue to be very keen on doing a deal with us

Value in ($ MMs)	At Cost	SunTrust Suggested Price	KBCM Adj. NOI	2nd Offer	Initial Offer
Original Asset Purchase Price	$127.8	$127.8	$127.8	$127.8	$127.8
Proposed Reduction	0.0%	(10.1%)	(12.3%)	(18.2%)	(22.9%)
Preliminary Purchase Price	$127.8	$114.9	$112.0	$104.5	$98.5
Less: Debt	(5.0)	(5.0)	(5.0)	(5.0)	(5.0)
Less: UnityPoint NCI	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)
Preliminary Net Cash Purchase Price	$122.3	$109.4	$106.6	$99.1	$93.1
Plus: Cash	16.4	16.4	16.4	16.4	16.4
Plus: Net Other Assets & Other Liabilities	0.1	0.1	0.1	0.1	0.1
Equity Value before Transaction Fees	$138.8	$125.9	$123.0	$115.5	$109.5
Share Count (in millions)	6.93	6.93	6.93	6.93	6.93
Preliminary Price per Share	$20.02	$18.16	$17.75	$16.66	$15.80
Implied 2017 Cap Rate (1)	7.18%	7.99%	8.19%	8.78%	9.32%
Implied $ / SF - MOBs (2)	$295.89	$266.00	$259.44	$242.00	$228.10
Implied $ / Unit - Senior Housing (2)	$136,458	$122,676	$122,676	$111,609	$105,196

KeyBanc Capital Markets

Source(s): Company Materials, balance sheet items as of 9/30/2016
Note: UnityPoint NCI is presented at book value as of 9/30/2016
(1) Cap rate based on asset purchase price, 2017P NOI adjusted down $144K for expected new, lower Beaumont lease and $64K for lower Arcadian rent (adjust rent to 1.25x coverage on 2016 EBITDAR)
(2) Implied $/SF and $/Unit metrics based on asset purchase price

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SunTrust's Suggested Valuation Approach – Updated

- Taking into consideration SunTrust's guidance and the March 10th diligence call, KeyBanc recommends the following valuation:
  - Assume the 9.5% in our initial bid is appropriate for all assets except three high quality MOBs
    - Woodlake Office Center
    - Beaumont Medical Center
    - Madison Medical Plaza
  - Assume these three assets are purchased at Pelican's original purchase cap rates
  - NOI is adjusted down $144K at Beaumont (based on new lease being negotiated) and $64K at Arcadian (this represents a 1.25x coverage on 2016 EBITDAR)

		SunTrust Suggested			KeyBanc		Orig. Cost
	2017E NOI	Cap Rate	Implied Price	17 Adj. NOI	Cap Rate	Implied Price	17 Adj. NOI
Medical Office Building Portfolio (*$ in mm*)							
DaVita BayBreeze Dialysis Center	$0.1	9.50%	$1.2	$0.1	9.50%	$1.2	$1.7
RAI Cancer Center	0.4	9.50%	3.7	0.4	9.50%	3.7	4.8
DaVita Dialysis	0.2	9.50%	2.1	0.2	9.50%	2.1	2.7
Rockwall Medical Plaza	0.5	9.50%	4.9	0.5	9.50%	4.9	6.6
Decatur MOB	0.5	9.50%	5.0	0.5	9.50%	5.0	5.1
MetroHealth Buckeye Health Center	0.4	9.50%	4.4	0.4	9.50%	4.4	5.6
Phillips Professional Center	0.6	9.50%	6.7	0.6	9.50%	6.7	9.0
Illinois CancerCare Clinic	0.3	9.50%	2.7	0.3	9.50%	2.7	3.4
Galesburg VA Outpatient Clinic	0.2	9.50%	1.9	0.2	9.50%	1.9	2.6
Woodlake Office Center	1.0	6.80%	15.2	1.0	6.80%	15.2	14.9
Greenfield Medical Center	0.5	9.50%	5.6	0.5	9.50%	5.6	7.0
Lee Memorial Health System Outpatient Center	0.4	9.50%	4.0	0.4	9.50%	4.0	5.3
Beaumont Medical Center	1.1	6.67%	17.0	1.0	6.67%	14.8	13.7
Madison Medical Plaza	1.2	6.30%	19.8	1.2	6.30%	19.8	19.5
UnityPoint Muscatine	0.4	9.50%	4.3	0.4	9.50%	4.3	5.9
UnityPoint Moline	0.3	9.50%	2.8	0.3	9.50%	2.8	3.8
Medical Office Building Portfolio - Total	$8.1		$101.6	$8.0		$99.4	$111.4
Implied Cap Rate - Medical Office Building			*8.0%*			*8.0%*	*7.2%*
Seniors Housing Portfolio (*$ in mm*)							
Arcadian Cove Assisted Living	$0.4	9.50%	$3.8	$0.3	9.50%	$3.1	$4.8
Cedarhurst of Collinsville	0.9	9.50%	9.5	0.9	9.50%	9.5	11.6
Seniors Housing Portfolio - Total	$1.3		$13.3	$1.2		$12.6	$16.4
Implied Cap Rate - Seniors Housing			*9.5%*			*9.5%*	*7.3%*
Total Portfolio	$9.4		$114.9	$9.2		$112.0	$127.8
Implied Cap Rate - Total Portfolio			*8.2%*			*8.2%*	*7.2%*

KeyBanc Capital Markets

5

Asset Review Comments

Asset	SunTrust Suggested Value ($mm)	Comment
Rockwall	$4.9	▪ 60% of tenant leases (all leased to Texas Health Resources (Aa2), asset is on-campus of an affiliated hospital) expires in late 2019 ▪ Management has 85% confidence tenants renews ▪ Tenant is affiliated, adjacent hospital system in a fast growing Dallas suburb
MetroHealth	$4.4	▪ Regional center for county-owned hospital ▪ Asset in market that is serving the hospital's mission ▪ Have two five-year options at slightly higher rents ▪ Management believes tenant will renew
Phillips #1	$6.7	▪ 50% of asset has four tenants with leases expiring over next three years ▪ Very busy facility with adjacent VA building (VA leases 100% of Phillips #2) ▪ Kaiser is 25% of GLA; expires in three years ▪ No re-leasing discussions to-date
Greenfield	$5.6	▪ Multitenant asset that has meaningful lease roll over the next year (50%) ▪ To-date, re-leasing has been very good with all space renewing and space leasing at underwritten rents

KeyBanc Capital Markets
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Asset Review Comments (continued)

Asset	SunTrust Suggested Value ($mm)	Comment
Lee Memorial	$4.0	▪ 100% lease roll over next 1.5 years ▪ Very good, but slow discussion with the hospital ▪ Have had detailed discussions on one large master lease for entire asset that would include a large TI to remodel the 2nd floor ▪ Management confident they will get renewed at market rate
Beaumont	$17.0	▪ Near-term roll of 14% of GLA ▪ Exchanging term sheets with Beaumont for renewal of all their space (57% of GLA) at reduced rent, but a nine-year extension ▪ NOI would decrease by $140K in 2018
Madison	$19.8	▪ Lease roll is three years out for affiliated hospital and various doctor groups that support hospital ▪ MOB is physically connected to Presence Health (Baa3) hospital ▪ Management is very comfortable with tenant base and rents ▪ However, they have struggled to fill 10% vacancy that existed since purchase
Arcadian	$3.8	▪ Asset continues to struggle, but has plans to decrease costs in 2017 ▪ Unclear if they will achieve and may have to remove manager

KeyBanc
Capital Markets

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Lease Expirations – Detail

In-Place Leases (as of 09/30/2016)

Asset	Tenant	Tenant Credit	Suite #	Lease Start Date	Lease Expiration Date	GLA (SF)	Annual Base Rent	% of Asset GLA	% of MOB GLA	% of Asset Base Rent	% of MOB Base Rent
Greenfield Medical Plaza	Advanced Canyon Edotontics	Advanced Canyon Edotontics	111	9/21/2001	9/30/2016	1,643	31,217	5.8%	0.4%	5.7%	0.4%
Greenfield Medical Plaza	Bruce Herr	Bruce Herr	114	10/1/2001	9/30/2016	2,300	42,735	8.1%	0.6%	7.8%	0.5%
Greenfield Medical Plaza	Hope Diabetes of Gilbert	Hope Diabetes of Gilbert	103-104	10/1/2010	9/30/2016	2,994	59,400	10.5%	0.8%	10.9%	0.7%
			2016 Total:	**9/27/2004**	**9/30/2016**	**6,937**	**$133,352**	**NA**	**1.8%**	**NA**	**1.6%**
Greenfield Medical Plaza	Punyakam PLLC	Punyakam PLC	101	2/1/2012	6/30/2017	2,299	42,049	8.1%	0.6%	7.7%	0.5%
Greenfield Medical Plaza	William M. Meszaros	Willeam M. Meszaros	108	3/1/2012	7/31/2017	1,947	33,099	6.8%	0.5%	6.1%	0.4%
Greenfield Medical Plaza	Phonecian Medical Center	Phonecian Medical Center	105	9/1/2014	8/31/2017	2,698	45,797	9.5%	0.7%	8.4%	0.5%
Beaumont Medical Center	William Beaumont Hospital	Beaumont Health	260	12/1/2007	11/30/2017	4,978	165,737	14.1%	1.3%	14.8%	2.0%
			2017 Total:	**9/16/2011**	**8/30/2017**	**11,922**	**$286,682**	**NA**	**3.2%**	**NA**	**3.4%**
Madison Medical Plaza	Walgreen Co	Walgreen Co	114	5/2/2008	5/31/2018	1,210	31,039	1.7%	0.3%	2.3%	0.4%
Lee Memorial Health System	Lee Memorial Health System	Lee Memorial Health System	1 & 4	9/1/2011	8/31/2018	13,565	210,328	56.1%	3.6%	56.6%	2.5%
Lee Memorial Health System	Lee Memorial Health System	Lee Memorial Health System	2 & 3	10/1/2011	9/30/2018	6,015	91,831	24.9%	1.6%	24.7%	1.1%
Lee Memorial Health System	Lee Memorial Health System	Lee Memorial Health System	5	5/15/2013	9/30/2018	1,013	15,337	4.2%	0.3%	4.1%	0.2%
Lee Memorial Health System	Lee Memorial Health System	Lee Memorial Health System	6	5/15/2013	9/30/2018	1,103	16,699	4.6%	0.3%	4.5%	0.2%
Lee Memorial Health System	Lee Memorial Health System	Lee Memorial Health System	7	10/1/2012	9/30/2018	2,478	37,199	10.3%	0.7%	10.0%	0.4%
Philip Professional Center	Benchmark Rehabilitation Partners	Benchmark Rehabilitation Partners	160	1/1/2009	12/31/2018	2,224	42,529	7.1%	0.6%	5.7%	0.5%
			2018 Total:	**6/18/2011**	**9/21/2018**	**27,608**	**$444,962**	**NA**	**7.3%**	**NA**	**5.2%**
Rockwall Medical Plaza	Texas Health Resources	Texas Health Resources	102	2/1/2014	1/31/2019	3,098	78,116	17.0%	0.8%	16.9%	0.9%
Rockwall Medical Plaza	Texas Health Resources	Texas Health Resources	105	4/10/2012	4/30/2019	1,496	40,407	8.2%	0.4%	8.7%	0.5%
Rockwall Medical Plaza	PedMed Rockwall	Texas Health Resources	100	8/1/2009	7/31/2019	6,000	160,680	33.0%	1.6%	34.8%	1.9%
Philip Professional Center	Georgia Interventional Pain	Georgia Interventional Pain	138	6/1/2014	10/31/2019	1,609	27,893	5.1%	0.4%	3.7%	0.3%
Philip Professional Center	Georgia Pain and Wellness	Georgia Pain and Wellness	140	12/1/2013	10/31/2019	2,173	37,670	6.9%	0.6%	5.1%	0.4%
			2019 Total:	**11/8/2012**	**7/13/2019**	**14,376**	**$344,765**	**NA**	**3.8%**	**NA**	**4.1%**
Madison Medical Plaza	Cardiac Surgery Associates	Cardiac Surgery Associates	280	3/1/2015	2/29/2020	1,591	30,316	2.3%	0.4%	2.3%	0.4%
MetroHealth Buckeye Health Center	MetroHealth	The MetroHealth System	1	9/22/2003	4/30/2020	25,070	402,374	100.0%	6.7%	100.0%	4.7%
Philip Professional Center	Kaiser Foundation	Kaiser Permanente	130	3/1/2010	8/31/2020	7,948	145,210	25.2%	2.1%	19.5%	1.7%
Madison Medical Plaza	Presence Hospitals PRV	Presence Health	310	10/1/2010	9/30/2020	4,135	88,889	5.9%	1.1%	6.7%	1.0%
Rockwall Medical Plaza	Urology Clinics of N. Texas	Urology Clinics of N. Texas	110	11/1/2010	10/31/2020	4,500	106,515	24.8%	1.2%	23.1%	1.3%
Madison Medical Plaza	Cardiology Associates of N. IL	Cardiology Associates of N. IL	207	11/1/2010	10/31/2020	9,569	205,222	13.7%	2.5%	15.5%	2.4%
Madison Medical Plaza	Presence Hospitals PRV	Presence Health	100	12/15/2010	12/14/2020	13,757	295,088	19.6%	3.7%	22.3%	3.5%
			2020 Total:	**5/6/2010**	**8/23/2020**	**66,570**	**$1,273,614**	**NA**	**17.7%**	**NA**	**15.0%**
Madison Medical Plaza	American Anesthesiology Association	American Anesthesiology Association	306	1/1/2011	1/31/2021	3,960	84,928	5.7%	1.1%	6.4%	1.0%
Madison Medical Plaza	Presence Hospitals PRV	Presence Health	307	4/1/2011	3/31/2021	4,179	89,640	6.0%	1.1%	6.8%	1.1%
Beaumont Medical Center	Michigan Adult & Child Medicine	Michigan Adult & Child Medicine	200	6/30/2006	6/30/2021	7,917	273,900	22.5%	2.1%	24.5%	3.2%
Madison Medical Plaza	Cardiology Associates of N. IL	Cardiology Associates of N. IL	207A	7/1/2011	6/30/2021	5,478	117,484	7.8%	1.5%	8.9%	1.4%
Beaumont Medical Center	William Beaumont Hospital	Beaumont Health	100	8/4/2006	8/30/2021	10,000	348,524	28.4%	2.7%	31.2%	4.1%
Greenfield Medical Plaza	Pain Doctor Management	Pain Doctor Management	109	6/1/2015	9/30/2021	3,749	68,419	13.2%	1.0%	12.5%	0.8%
Greenfield Medical Plaza	SMI Imaging	SMI Imaging	107	11/1/2001	10/31/2021	10,858	222,589	38.1%	2.9%	40.8%	2.6%
Madison Medical Plaza	Presence Hospitals PRV	Presence Health	300	4/1/2011	12/31/2021	7,840	168,560	11.2%	2.1%	12.7%	2.0%
			2021 Total:	**6/1/2009**	**7/27/2021**	**53,981**	**$1,374,044**	**NA**	**14.3%**	**NA**	**16.2%**

KeyBanc
Capital Markets

8

Lease Expirations – Detail (continued)

In-Place Leases (as of 09/30/2016)

Asset	Tenant	Tenant Credit	Suite #	Lease Start Date	Lease Expiration Date	GLA (SF)	Annual Base Rent	% of Asset GLA	% of MOB GLA	% of Asset Base Rent	% of MOB Base Rent
Rockwall Medical Plaza	Texas Health Resources	Texas Health Resources	115	4/17/2015	4/30/2022	3,082	76,187	17.0%	0.8%	16.5%	0.9%
Beaumont Medical Center	Theodore Shreiber, MD	Theodore Shreiber, MD	150	7/20/2006	7/31/2022	5,640	155,100	16.0%	1.5%	13.9%	1.8%
Woodlake Office Center	Summit Orthopedics	Summit Orthopedics, Ltd.	100	9/28/2009	9/30/2022	30,993	872,143	85.2%	8.2%	86.2%	10.3%
Woodlake Office Center	Summit Orthopedics	Summit Orthopedics, Ltd.	110	2/8/2010	9/30/2022	5,382	139,403	14.8%	1.4%	13.8%	1.6%
Decatur MOB	Georgia Cancer Specialists	Northside Hospital Inc.	1	10/14/1992	11/15/2022	20,800	605,607	100.0%	5.5%	100.0%	7.1%
			2022 Total:	**11/23/2006**	**8/27/2022**	**65,897**	**$1,848,441**	**NA**	**17.5%**	**NA**	**21.8%**
Galesburg VA Outpatient Clinic	United States of America (VA)	United States of America (GSA)	1	7/29/2013	7/28/2023	9,979	296,476	100.0%	2.6%	100.0%	3.5%
Madison Medical Plaza	Presence Hospitals PRV	Presence Health	120	9/20/2013	9/19/2023	6,258	126,508	8.9%	1.7%	9.5%	1.5%
UnityPoint Clinic - Moline	Trinity Medical Center	Trinity Regional Hospital System	1	12/16/2013	12/31/2023	14,640	263,520	100.0%	3.9%	100.0%	3.1%
			2023 Total:	**10/1/2013**	**10/5/2023**	**30,877**	**$686,504**	**NA**	**8.2%**	**NA**	**8.1%**
Davita Dialysis - Hudson	Total Renal Care	DaVita Dialysis	1	7/1/2009	6/30/2024	5,409	119,730	60.2%	1.4%	61.0%	1.4%
Illinois CancerCare Clinic	Illinois Cancer Care	Illinois Cancer Care	1	8/11/2014	8/31/2024	9,211	252,505	100.0%	2.4%	100.0%	3.0%
RAI Care Center	Renal Hypertension Center	Renal Hypertension Center	3	12/1/2009	11/30/2024	2,206	60,494	14.8%	0.6%	17.2%	0.7%
RAI Care Center	Tampa Bay Access Center	Tampa Bay Access Center	4	12/1/2009	11/30/2024	3,514	115,635	23.5%	0.9%	32.8%	1.4%
RAI Care Center	RAI Care Centers	Fresenius Medical Care	1	12/14/2009	12/13/2024	7,896	148,835	52.9%	2.1%	42.2%	1.8%
RAI Care Center	RAI Care Centers	Fresenius Medical Care	EXP-1	12/14/2009	12/13/2024	1,320	27,311	8.8%	0.4%	7.8%	0.3%
Davita Dialysis - Hudson	Renal Hypertension Center	Renal Hypertension Center	2	1/1/2015	12/31/2024	3,575	76,504	39.8%	0.9%	39.0%	0.9%
			2024 Total:	**4/7/2011**	**11/3/2024**	**33,131**	**$801,014**	**NA**	**8.8%**	**NA**	**9.5%**
Madison Medical Plaza	Presence Hospitals PRV	Presence Health	280	3/27/2015	3/26/2025	4,614	87,920	6.6%	1.2%	6.6%	1.0%
UnityPoint Clinic - Muscatine	Iowa Physicians Clinic Medical	Trinity Regional Hospital System	1	4/1/2015	3/31/2025	21,767	412,045	100.0%	5.8%	100.0%	4.9%
			2025 Total:	**3/29/2015**	**3/28/2025**	**26,381**	**$499,965**	**NA**	**7.0%**	**106.6%**	**5.9%**
Beaumont Medical Center	William Beaumont Hospital	Beaumont Health	280	7/15/2006	7/31/2026	5,000	173,183	14.2%	1.3%	15.5%	2.0%
			2026 Total:	**7/15/2006**	**7/31/2026**	**5,000**	**$173,183**	**NA**	**1.3%**	**NA**	**2.0%**
DaVita Bay Breeze	Davita Bay Breeze - Largo	DaVita Dialysis	01	6/11/2012	6/10/2027	7,247	117,666	100.0%	1.9%	100.0%	1.4%
			2027 Total:	**6/11/2012**	**6/10/2027**	**7,247**	**$117,666**	**NA**	**1.9%**	**NA**	**1.4%**
Arcadian Cove	Meridian Senior Living	Meridian Senior Living	NA	8/25/2015	8/31/2030	49 units	350,000	100.0%	NA	100.0%	NA
			2030 Total:	**8/25/2015**	**8/31/2030**	**49 Units**	**$350,000**	**NA**	**NA**	**NA**	**NA**
Philip Professional Center	United States of America (VA)	United States of America (GSA)	200	8/17/2012	8/16/2032	15,601	491,512	49.6%	4.1%	66.0%	5.8%
			2032 Total:	**8/17/2012**	**8/16/2032**	**15,601**	**$491,512**	**NA**	**4.1%**	**NA**	**5.8%**
			Total:	**8/24/2010**	**9/8/2021**	**365,528**	**$8,825,703**	**NA**	**97.1%**	**NA**	**100.0%**

New Leases

Asset	Tenant	Tenant Credit	Suite #	Lease Start Date	Lease Expiration Date	GLA (SF)	Annual Base Rent[1]	% of Asset GLA	% of MOB GLA	% of Asset Base Rent	% of MOB Base Rent
Greenfield Medical Plaza	Alpha Canyon Endodontics	Advanced Canyon Edotontics	111	10/1/2016	11/30/2019	1,643	NA	5.8%	0.4%	NA	NA
Greenfield Medical Plaza	Bruce Herr DDS	Bruce Herr	114	10/1/2016	9/30/2021	2,300	NA	8.1%	0.6%	NA	NA
			Total	**10/1/2016**	**10/30/2020**	**3,943**	**NA**	-	**1.0%**	**NA**	**NA**

(1): ABR not provided in rent roll for new leases

KeyBanc Capital Markets

9